UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 30, 2012

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Less Lethal Inc. & Starkey Industries LLC Sign Assembly & Distribution Agreement

Lamperd Less Lethal Inc. (LLLI), an international less lethal technology provider, has signed an assembly and distribution agreement with Starkey Industries LLC. Starkey is located in Fitzwilliam New Hampshire, and this agreement will give Starkey the right to assemble LLLI munitions and less lethal products in the United States and to sell these and all other LLLI products into the US and to the international markets as well - these markets have a combined annual value of over 70 Billion Dollars. LLLI in return will assemble Starkey police and security batons and related products in Canada, and market these products to distribution networks.
In making this announcement, Barry Lamperd/CHM/CEO of LLLI said "This agreement gives us ready access and national distribution to the US market without the border delays. We are very fortunate to be affiliating ourselves with a group of people who were formally with BAE Systems, and have the history and contacts in that market place. We expect that this will dramatically expand our US sales".
For more information on LLLI products, please visit our web site at www.lamperdlesslethal.com.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: May 30, 2012